EXHIBIT 99.1

Dime Community Bancshares Declares Quarterly Cash Dividend for

Series A Preferred Stock

Hauppauge, NY – April 24, 2025 – Dime Community Bancshares, Inc. (Nasdaq: DCOM,  DCOMP and DCOMG) (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.34375 per share on the Company’s 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, payable on May 15, 2025 to holders of record as of May 8, 2025.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $14 billion in assets and the number one deposit market share among community banks on Greater Long Island (1).

Dime Community Bancshares, Inc.
Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.